Exhibit 3.5

WWEBNET, Inc.

Audit Committee Charter

The Audit Committee (the “Committee”) shall report to and assist the Board of Directors (the “Board”) of WWEBNET, Inc. (the “Company”) by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company, as well as such other matters as directed by the Board or this Charter.

Membership of the Committee

1.  The Committee shall be comprised of not less than two members of the Board.

2.  Each Committee member shall have no other relationship to the Company that may interfere with the exercise of his or her independence from management and the Company, including the receipt from the Company of any compensation other than directors’ fees and other compensation related to their service as a director.

3.  Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee.

Meetings of the Committee

1.  The Committee will meet formally at least on a quarterly basis each fiscal year.

2.  The Committee will hold separate private meetings at least once each fiscal year with each of the Chief Financial Officer and a representative of the independent auditors.

Key Responsibilities

The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing these financial statements.  The Committee is responsible for assisting the Board in overseeing the conduct of these activities by the Company’s management and the independent auditors, and the integrity of the Company’s financial statements.  The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members.  Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.  The Committee is also responsible for preparing the Report of the Audit Committee that SEC rules require be included in the Company’s annual proxy statement.

In carrying out its oversight responsibilities, the Committee shall perform the following functions:

Oversight of Independent Auditors.

In the course of its oversight of the independent auditors as provided under this Charter, the Committee will be guided by the premise that the independent auditors are ultimately accountable to the Board and the Committee.

1.  The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to appoint, retain, compensate, evaluate and, when appropriate, terminate the independent auditors.  This responsibility includes resolving disagreements between management and the independent auditors regarding financial reporting.  The Committee shall assist the Board in its oversight of the qualifications, independence and performance of the independent auditors.

2.  The Committee shall:

(i)

Receive from the independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

(ii)	Discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditors’ independence and objectivity; and

(iii)	Recommend that the Board take appropriate action in response to the independent auditors’ report to satisfy itself of the auditors’ independence.

3.  The Committee shall review and approve the original proposed scope of the annual independent audit of the Company’s financial statements and the associated engagement fees, as well as any significant variations in the actual scope of the independent audit and the associated engagement fees.

4.  The Committee shall set hiring policies for employees or former employees of the independent auditors.

5.  At least annually, the Committee shall obtain and review a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company.

6.  The Committee shall review with the independent auditors any difficulties the auditors encountered in the course of the audit work, including restrictions on the scope of work or access to requested information, and any significant disagreements with management.

Oversight of Internal Auditors.

The Committee shall review and discuss with management and the independent auditors:

1.  The quality and adequacy of the Company’s internal accounting controls.

2.  The organization of the internal audit department, the adequacy of its resources and the competence and performance of the internal audit staff.

3.  The audit risk assessment process and the proposed scope of the internal audit department for the upcoming year and the coordination of that scope with independent auditors.

4.  Results of the internal auditors’ examination of internal controls, including summaries of inadequate reports issued and/or management improprieties together with management’s response thereto.

Oversight of Management’s Conduct of the Company’s Financial Reporting Process.

1.  Audited Financial Statements. The Committee shall discuss with management and the independent auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (when required) (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by the applicable Statement of Auditing Standards (“SAS”).  Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Shareholders).

2.  Interim Financial Statements. The Committee, through its Chairman or the Committee as a whole, will review with management and the independent auditors, prior to the filing thereof, the Company’s interim financial results to be included in the Company’s quarterly reports on Form 10-Q (when required) and the matters required to be discussed by the applicable SAS.  The Committee will also discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3.  Financial Reporting Practices. The Committee shall review:

(i)	Changes in the Company’s accounting policies and practices and significant judgments that may affect the financial results.

(ii)	The nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management.

(iii)	The effect of changes on accounting standards that may materially affect the Company’s financial reporting practices.

4.  Financial Information Disclosure. The Committee shall in a general manner discuss earnings press releases, as well as the types of financial information and earnings guidance that are given to analysts and rating agencies.

5.  Risk Assessment. The Committee shall discuss with management the guidelines, policies and processes relied upon and used by management to assess and manage the Company’s exposure to risk.

Assist the Board in Oversight of the Company’s Compliance with Policies and Procedures Addressing Legal and Ethical Concerns.

1.  The Committee shall review and monitor, as appropriate:

(i)	Results of compliance programs, including the Company’s Policy on Business Conduct.

(ii)	Litigation or other legal matters that could have a significant impact on the Company’s financial results.

(iii)

Significant findings of any examination by regulatory authorities or agencies, in the areas of securities, accounting or tax, such as the Securities and Exchange Commission or the Internal Revenue Service.

(iv)	The Company’s disclosure controls and procedures.

2.  By approving and adopting recommendations of management, the Committee shall ensure that procedures have been established for the receipt, retention and treatment of complaints from Company employees on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

3.  The Committee shall report regularly to the Board on its meetings and discussions and review with the Board significant issues or concerns that arise at Committee meetings, including its evaluation of the independent auditors.

4.  The Committee shall conduct an annual evaluation of its performance in fulfilling its duties and responsibilities under this Charter.

5.  The chairman or any one or more members of the Committee, as designated by the Committee, may act on behalf of the Committee.

6.  The Committee shall have authority and appropriate funds to retain and consult with outside legal, accounting or other advisors as the Committee may deem appropriate.

7.  The adequacy of this Charter shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.